Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2024 of Vocodia Holdings Corp (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1)	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report of the Company.

Date: August 14, 2024

/s/ Brian Podolak
Brian Podolak
Chief Executive Officer
(Principal Executive Officer)